UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2025, ScanTech AI Systems Inc. (the “Company”), as borrower and guarantor, entered into a Loan and Security Agreement (the “Loan Agreement”) with Maximcash Solutions LLC (the “Lender”). Pursuant to the Loan Agreement, the Lender loaned $500,000 (the “Loan”) to the Company, which includes an $15,000 origination fee deducted at the time of funding. The Loan Agreement matures on November 14, 2025. The Company is obligated to repay the Loan in six monthly payments, with the first three payments to be interest only, and with a total repayment amount of $610,000 over a six-month term. The Loan is secured by the Pledge Shares (as defined below).

In accordance with the Loan Agreement, a prepayment interest reduction percentage of 5% with respect to the unpaid interest remaining on the Loan will be applied to the extent that the Company prepays the Loan in whole in accordance with, and subject to, Section 9 of the Loan Agreement. The 95% of the remaining unpaid interest will still be due upon any prepayment in whole. Partial prepayments will not reduce the total interest expense. Notwithstanding the prepayment terms set forth in Section 9 of the Loan Agreement, the total repayment amount will be reduced to $562,500 (the “Reduced Repayment Amount”) if the Company delivers the Reduced Repayment Amount within 180 days of the disbursement amount being paid by the Lender. If the Reduced Repayment Amount is paid, Section 9 of the Loan Agreement shall no longer apply. If an Event of Default (as defined in the Loan Agreement) occurs, the Reduced Repayment Amount is not applicable.

As security for the Loan, the Company agreed to issue 1,000,000 shares of its common stock (the “Pledge Shares”) to the Lender pursuant to the Stock Pledge Agreement entered into on May 14, 2025 by and between the Lender and the Company (the “Pledge Agreement”). Pursuant to the Pledge Agreement, the Company has also agreed to issue 50,000 shares of its common stock (the “Consulting Shares”) for the Lender’s consulting services and other origination services. In addition, in the event the Pledge Shares and Consulting Shares are not delivered within 5 business days of the Pledge Agreement, (i) the Company shall pay the Lender $10,000 for failure to deliver the Pledge Shares within the prescribed timeframe, or (ii) shall issue an additional 5,000 shares to the Lender for failure to deliver the Consulting Shares within the prescribed timeframe. Moreover, while the Loan Agreement remains outstanding, should the closing price of the Company’s common stock fall below and close below $1.00 per share, then the Company is obligated to issue additional shares (the “Additional Pledge Shares”) to the Lender such that the “Fair Market Value” (which is defined as the 10 day average VWAP prior to any calculation date by the Lender from time to time) of the Pledge Shares shall always equal or exceed 200% of the total Loan amount. The Company has agreed to register the Pledge Shares and the Consulting Shares by amendment to the Company’s Registration Statement on Form S-1 (File No. 333-284806) originally filed on February 10, 2025.

In accordance with the Pledge Agreement, the Company also has the right at any time while the Loan remains outstanding to convert the balance of the Loan into the Company’s common stock based on the Fair Market Value as of the day of the requested conversion. If the balance of the Loan is converted, the Loan will be considered discharged.

The foregoing summary of the Loan Agreement and Pledge Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Pledge Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The Company expects to issue the Pledge Shares, Consulting Shares, and should they be issued, the Additional Pledge Share Issuance, in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) under the Securities Act as a transaction not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of May 14, 2025, entered into by and between the Company and Lender.
10.2	Stock Pledge Agreement, dated as of May 14, 2025, entered into by and between the Company and Lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025	ScanTech AI Systems Inc.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer